                                                                   Exhibit 10.20
                                                                   -------------

AMETEK


                             C E R T I F I C A T E
                             ---------------------


     I, Robert J. Coffman, Assistant Secretary of AMETEK, Inc., a Delaware corporation, hereby certify that the following resolutions were duly adopted by the Board of Directors of said Corporation, at a meeting duly called and held at the 60 East Club, 60 East 42nd Street, New York, New York 10017, on September 19, 1984, at which meeting a quorum was present and acting throughout.

     RESOLVED, that the Ametek Retirement Plan for Directors be amended effective July 1, 1984 to increase the benefits under the Plan to an amount equal to the current annual rate of compensation paid to Directors (but in no event less than $30,000 per year); and it is further

     RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and deliver all such further agreements, documents and other instruments and to take any and all such further action as such officers, in their discretion, may consider necessary or appropriate in carrying out the purpose and intent of the foregoing resolution.

     WITNESS, my hand and the seal of said Corporation, this 20th day of March, 1985.



                                            /s/ Robert J. Coffman
                                           -------------------------
                                                Robert J. Coffman,
                                                Assistant Secretary



Corporate
  Seal